EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT


         This employment agreement (the "Agreement") is made this 19th day of March, 2003 by and between Charles C. Mottley (hereinafter referred to as "President"), and El Capitan Precious Metals, Inc., formerly DML Services, Inc., a Nevada corporation (hereinafter referred to as the "Company").

         In consideration of the President's employment by the Company, of the mutual covenants contained herein, the mutual reliance of the parties thereon and the mutual benefits to be derived therefrom, including, but not limited to, the enhancement of the Company's ability to raise capital, solicit investors, sell product, provide sales training to distributors and increase the value of its stock (of which the President is a major shareholder) and to generally conduct its business; the parties hereto hereby agree as follows.

         (1) Charles C. Mottley shall be employed by the Company in the capacity of a member of the Board of Directors and President of the Company. The President shall have and exercise such duties, responsibilities, privileges, powers and authority as may be assigned to him by the Board of Directors and the Bylaws of the Company.

         (2) The term of the President's employment pursuant to this Agreement shall extend from the date hereof through March 18, 2005. The President shall be issued 200,000 shares of Company common stock (after registration on Form S-8 with the SEC) upon execution of this Agreement. The President shall also receive an annual salary of $240,000 during the term of this Agreement commencing with January 1, 2003, payable in equal monthly installments. The President, in his sole discretion, may elect to receive all or any portion of his monthly installment in free trading common stock of the Company after registration on Form S-8 with the SEC, with such stock to be valued at no less than 95% or the lowest bid price for the common stock in the three last trading days of the prior month. In the event the Company sells its El Capitan mining property (the "El Capitan") during the term of this Agreement the Company shall issue to the President 500,000 free trading shares of Company common stock. In addition, if the Company sells the El Capitan during the term of this Agreement for a gross sales price of $150,000,000 or more, the Company shall grant to the President a five-year option to purchase 2,000,000 shares of Company common stock at an exercise price of $3.00 per share.

         (3) Other than the capital appreciation of the President's stock in the Company or a uniformly disbursed dividend payment, or successions or bonuses thereof, properly declared by the Board of Directors, or normal employee benefits in an amount or of a value not to exceed ten percent (10%) of the President's gross salary, the salary described in paragraph 2 above shall be the only compensation received by the President from the Company in consideration of his employment. The President shall participate in any Company profit sharing, pension, stock option or other compensation plan as determined by the Company's Board of Directors.

         (4) The President is hereby authorized to incur such expenses for promoting the business of the Company as determined in advance by the Company's Board of Directors. At the end of each month, upon presentation of receipts therefor, the Company shall reimburse the President for all expenses, including entertainment, travel and miscellaneous other expenses previously approved to be incurred in the promotion of the business of the Company or in performance of his duties as an employee hereunder.

         (5) The President shall devote his full time, attention and energies to the Company (and its subsidiaries, if any) and shall not seek nor accept any employment or compensation outside of the Company, except for a position with Gold & Minerals Co., Inc., the Company's largest shareholder ("GMC"). The President shall not be, directly or indirectly, alone or as a member of a partnership, or as an officer, director or shareholder of a corporation, engaged in or connected with any other commercial entities or pursuits which are in any manner competitive with the Company, except for GMC.

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         (6) The President  shall promptly  disclose to the Company,  in writing and form  satisfactory  to the  Board of  Directors  thereof:  all  discoveries,
developments,   improvements   and   inventions,   whether  or  not  patentable,
(hereinafter referred to as "Inventions"), conceived or made by the President during the term hereof, which are in any way related to the business of the Company and whether conceived or made during regular working hours or any other time. The President shall likewise disclose to the Company any such Inventions conceived or made by others which may be of benefit to the Company, the knowledge of which the President shall obtain during the term hereof.

         (7) The President hereby assigns, transfers and conveys all of his rights, title and interest to or in any and all said Inventions to the Company. The President further agrees to execute such documents and to perform such other actions and activities, at the expense of the Company, as may be necessary or desirable as determined by the Company's Board of Directors thereof: (i) for the filing of patent applications and issuance of patents (both domestic and foreign) for such Inventions; and (ii) to complete exclusive ownership by the Company of such Inventions and patent applications and patents. It is mutually understood and agreed that the term "Inventions" as used herein shall be construed to include all forms of intellectual property and the term "patent" as used herein shall be interpreted to include all forms of intellectual property protection, including, without limitation, patents, copyrights, international copyrights and literary property.

         (8) Except as permission may be specifically granted to the President by the Company's Board of Directors, the President agrees to hold in confidence and not to disclose to any third party, except to authorized persons in the course of his work for the Company, said Inventions and any and all information of a confidential nature not generally known or available to the public which is delivered or made available to the President in the course of his work for the Company, or which the President may obtain in connection with his employment with the Company, relating to the business or operations of the Company, or its clients or customers, including, without limitation, scientific or technical information, market or marketing information, personal contacts, designs, processes, procedures, formulas or improvements. The President further agrees to hold and use articles representing or disclosing said Inventions and information only in such manner as would benefit and protect the Company including holding such information in confidence until the release thereof is authorized by the Company's Board of Directors.

         (9) The President agrees to hold all such Inventions, contacts and information as Trade Secrets and proprietary information of the Company and further warrants never to use any such Inventions, contacts or information to compete with or against the Company either during the term of this Agreement or at any time thereafter. The President further warrants that during the term hereof he will maintain full fidelity to the stockholders of the Company and guard and protect the interests thereof with the same prudence and diligence as he would his own.

         (10) In the event that the President is mentally or physically incapacitated or otherwise unable to perform his duties hereunder (the "Disability"), all of the terms and conditions prescribed herein shall remain in full force and effect for a period of six (6) months after the commencement of the Disability. During the period of the Disability the Company's Board of Directors may delegate or assign such duties, responsibilities, privileges, powers or authority previously held or exercised by the President to whatever party or parties such assignment as it shall be deem to be in the best interests of the Company, including the naming of a temporary or permanent successor or successors as President.

         (11) All rights of the Company hereunder shall extend to its successors and assigns. If the Company shall at any time be merged or consolidated into or with any other corporation or entity, if the Company shall become a subsidiary of another corporation or entity, or if substantially all of the assets of the Company are transferred to another corporation or entity, the provisions of this Agreement shall survive any such transaction and shall be binding upon and inure to the benefit of the corporation or entity resulting from such transaction, and this provision shall also apply in the event of any subsequent merger, consolidation or transfer. The Company, upon the occasion of any of the

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above-described  transactions,  shall include in the appropriate  agreements the obligation that the payments herein agreed to be paid to or for the benefit of the President shall be paid and that the provisions of this Agreement shall be performed.

         (12) Neither this Agreement nor any of his rights or duties hereunder may be assigned by the President without the written consent of the Company's Board of Directors.

         (13) The Company's Board of Directors may terminate this Agreement only after receiving a written finding by an independent panel selected by the Board of Directors of one or more of the following conditions: (i) the President has committed fraud, misappropriation, embezzlement, willful misconduct or the like;
(ii) the President has violated any provision of this Agreement; or (iii) the duration of the Disability described in paragraph 10 has extended beyond six months.

         (14) In the event the President breaches this Agreement by terminating his employment prior to the expiration of the term provided in paragraph 2 above, or if President is terminated by the Company pursuant to paragraph 13 above, the President separately agrees, being fully aware that the performance of this Agreement is important to preserve the present value of the property and business of the Company, that for one (1) calendar year following the date of such termination he shall not directly or indirectly engage in any business, whether as proprietor, partner, joint venture, employer, agent, employee, consultant, officer or beneficial or record owner of more than one percent (1%) of the stock of any corporation or association, which is competitive to the business conducted by the Company, any subsidiary of the Company or any other affiliate of the Company in the current geographical service area of the Company or in any geographical area served by the Company during the term of the President's employment by the Company, except for GMC's business. Likewise, within such areas, and during such period, the President shall not solicit nor do business competitive to the business conducted by the Company, any subsidiary of the Company or any other affiliate of the Company, with any customers, partners, employees or associates of the Company, any subsidiary of the Company or any other affiliate of the Company, except for GMC's business.

         (15) The President agrees that the breach by him of any of the foregoing covenants contained in paragraphs 5, 6, 7, 8, 9 or 14 hereof is likely to result in irreparable harm, directly or indirectly, to the Company and therefore the President consents and agrees that if he violates any of such obligations, the Company shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to temporary and permanent injunctive relief to prevent the President from committing or continuing a breach of such obligations.

         (16) It is the desire, intent and agreement of the parties hereto that the restrictions placed upon the President by paragraphs 5, 6, 7, 8, 9, 14 and 15 hereof shall be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of the covenants contained in these paragraphs shall be adjudicated to be unenforceable, such portion shall be deemed amended to delete therefrom or to reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

         (17) If it shall be necessary for the Company to place this Agreement in the hands of an attorney at law for enforcement of any of the provisions hereof, the President shall be liable to the Company for all costs, expenses and reasonable attorney's fees incurred in connection therewith, irrespective of whether suit shall be commenced. The costs, expenses and attorney's fees recoverable by the Company shall include, but not be limited to, costs, expenses and attorney's fees incurred on appeal or in administrative proceedings.

         (18) The parties hereto agree that this Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the State of Arizona.

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         (19) This Agreement may be executed in one or more  counterparts,  each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, effective as of the date first above written.


                                           /S/ Charles C. Mottley
                                           -------------------------------------
                                           Charles C. Mottley

                                           El Capitan Precious Metals, Inc.

                                           By:  /S/ Charles C. Mottley
                                                --------------------------------
                                                Charles C. Mottley, President